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                                                                    EXHIBIT 99.1

                           ACTION BY WRITTEN CONSENT
                              OF THE SHAREHOLDERS
                              OF iSHIP.COM, INC.

                               November __, 1999

     The undersigned, being the shareholders entitled to vote at meetings of iShip.com, Inc., a Washington corporation (the "Company"), by this instrument in
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lieu of a meeting of the shareholders of the Company and pursuant to RCW Section
23B.07.040 and the bylaws of the Company, hereby consent to the adoption of the following resolutions, and hereby waive any notices required by law with respect thereto.

Merger Transaction
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     WHEREAS:  The Company has entered into an Agreement and Plan of Merger
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     dated as of October 22, 1999 ("the Merger Agreement"), with Stamps.com
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     Inc., a Delaware corporation ("Parent"), Rocket Acquisition Corp., a
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     Washington corporation and wholly-owned subsidiary of Parent ("Merger
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     Sub"), and U.S. Stock Transfer Corporation,  whereby Merger Sub will merge
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     with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger").  Terms not otherwise defined in this
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     action by written consent shall have the meaning given them in the Merger
     Agreement.

     RESOLVED FURTHER:  That the Merger and the terms of the Merger Agreement
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     and all other related agreements contemplated thereby including, without limitation, the Support Agreements, the Articles of Merger, and the Affiliate Agreements (the "Related Agreements") be, and hereby are,
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     approved, provided, however, that the officers of the Company are hereby
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     authorized to make such changes and amendments to such agreements as they may deem necessary or appropriate.

     RESOLVED FURTHER:  The undersigned shareholder, acting in his, her or its
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     capacity as a shareholder of the Company, hereby consents to, and hereby does, vote their shares of the Company in favor of the transactions contemplated in the Merger Agreement and Related Agreements.

     RESOLVED FURTHER:  That the officers of the Company are hereby authorized
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     and directed to execute and deliver on behalf of the Company the Merger
     Agreement and Related Agreements and thereafter to cause the Company to perform all of its obligations and duties with respect to such agreements.

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     RESOLVED FURTHER:  That the prior actions by the officers of the Company in
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     connection with the Merger, the Merger Agreement and the Related Agreements
     are hereby approved and ratified.

     RESOLVED FURTHER: The undersigned shareholder hereby waives any and all
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     dissenters' rights such shareholder may have under Chapter 23B.13 of the
     Washington Business Corporation Act, including but not limited to all rights to receive notice of dissenters' rights, in connection with the Merger.

     RESOLVED FURTHER: The undersigned understands that by signing this Action
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     By Written Consent he, she or it will lose all of his, her or its entitlement to exercise such dissenters' rights referenced above.

     RESOLVED FURTHER: The undersigned shareholder agrees that it will not, and
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     will not permit any company, trust or other entity controlled by the undersigned to, and will not permit any of its affiliates to, contract to sell, sell, pledge or otherwise transfer or dispose of any of the shares of the Company held by such shareholder immediately prior to the Merger or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than pursuant to the Merger or with the prior written consent of Parent.

     RESOLVED FURTHER: The undersigned shareholder agrees that at any meeting of
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     shareholders of the Company, however called, and in any action by written consent of the shareholders of Company, the undersigned shall (i) vote all of the shares of the Company beneficially owned by such shareholder or its affiliates immediately prior to the Merger or over which the undersigned shareholder or any of its affiliates has voting power or control, directly or indirectly (including any common shares of the Company acquired after the date to this consent) to approve the Merger and the Merger Agreement and/or the transactions contemplated thereby, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and (iii) vote such shares against any action or agreement that would materially impede, interfere with or attempt to discourage the Merger.

                            [SIGNATURE PAGE FOLLOWS]

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     This Action by Written Consent may be executed in counterparts, each of which shall be considered an original, and all of which, together will constitute one instrument.

                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Print Name of Individual signing above)

                                        ________________________________________
                                        (Print Name of Shareholder, if different from above)

                                        ________________________________________
                                        Date of Execution



                 [SIGNATURE PAGE TO ACTION BY WRITTEN CONSENT
                    OF THE SHAREHOLDERS OF ISHIP.COM, INC.]